EXHIBIT 1


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Prospectus Supplement of Impac Secured Assets Corp., relating to Series 2001-2 Trust, of our report dated February 3, 2000, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".

                                       /s/PricewaterhouseCoopers LLP


Dated: March 26, 2001